UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2024

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(d)

On December 19, 2024, the Board of Directors of LFTD Partners Inc. appointed William C. “Jake” Jacobs, CPA to fill a vacancy to serve as the ninth member of LFTD Partners Inc.'s nine-member Board of Directors. The vacancy was created by the untimely passing of Robert T. Warrender II earlier this month. Mr. Jacobs formally accepted the appointment on December 20, 2024.

William C. “Jake” Jacobs, CPA, age 36, has been the President, Chief Financial Officer and Treasurer of LFTD Partners Inc. since February 27, 2019. Previously, Mr. Jacobs worked in the Assurance Division of Ernst & Young (doing business as EY), auditing both publicly traded and privately held companies. Mr. Jacobs graduated from the University of Southern California, with a double major in Accounting and Business Administration with a concentration in Finance. In both 2024 and 2015, Mr. Jacobs won the Gold Medal at the United States of America Snowboard and Freeski Association (USASA) National Championships in the Boardercross Snowboard Men’s event, in the Master (30-39) and Senior (23-29) divisions, respectively. He is also an avid kiteboarder and wakeboarder. Mr. Jacobs is the son of Chairman and CEO Gerard M. Jacobs and nephew of director James S. Jacobs.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated: December 31, 2024